Exhibit 99.1

Filed by Stratex Oil & Gas Holdings, Inc.
(Commission File No.: 333-164856)
Pursuant to Rule 425 of the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Richfield Oil & Gas Company
(Commission File No.: 333-164856)

STRATEX OIL & GAS PROVIDES OPERATIONS UPDATE

HOUSTON, TX - May 19, 2014 - Stratex Oil & Gas Holdings, Inc. (“Stratex” or “the Company”) is pleased to provide the following operational update.

Stratex is currently producing approximately 98 gross, 65 net barrels per day (b/d) of oil, both from its historical non-operated and operated properties in the Bakken Shale and Montana, respectively, and its operated south Texas lease. Pursuant to the Company’s previously announced Joint Development Agreement signed in December 2013 and amended in January 2014, in exchange for the Company’s commitment to frac a certain well known as the Matthews 1H prior to March 31, 2014, the Company received an assignment of an undivided 50% working interest (“WI”) in an oil & gas lease covering approximately 2,629 acres in Zavala County, Texas (the “Zavala Lease”).  The frac of the Matthews 1H was completed in March and the well was recently placed on production at an average rate of 30 gross b/d of oil over the past 10 days. The Company holds a 66.67% WI before payout and a 50%% WI thereafter.

In connection with the Company’s WI in the Zavala Lease, management is presently assessing additional drilling opportunities regarding various zones which produce locally, including the Eagle Ford Shale, Austin Chalk, and Buda formations. Local operators have successfully exploited these formations utilizing horizontal drilling and multi-stage hydraulic fracs on 60 to 80 acre spacing units. Management believes that there are at least 42 horizontal locations in the Eagle Ford Shale, 14 horizontal locations for the Austin Chalk, and 32 horizontal locations for the Buda on the Zavala Lease, providing a multi-year drilling inventory.

Pursuant to our Joint Development Agreement with Quadrant Resources, LLC, announced in April 2014, the first 4 (of a total of 8) pilot wells on the Zavala Lease have been staked, and permitting is underway. Stratex expects operations to commence during this present quarter. The remaining 4 pilot wells are anticipated to be drilled and/or reworked by year end. The initial 8 pilot wells are being drilled/reworked by Quadrant at no cost to Stratex and are intended to exploit the San Miguel medium to heavy grade oil underlying the Zavala Lease.  The Company owns a 25% WI in the entire project except for one of the pilot wells.  Management believes that there can be a drilling inventory of up to 200 locations. According to past Texas Railroad Commission filings, approximately 97,000 barrels of oil from the San Miguel formation have been previously produced from the Little Tom Field.

Pursuant to the terms of our agreement and plan of merger with Richfield Oil & Gas Company (“Richfield”), announced on May 7, 2014, Stratex has agreed to advance Richfield up to $3.0 million in the form of a secured loan. Up to $2.0 million of the loan will be specifically dedicated to a defined low-risk work program designed to accelerate production prior to the completion of the merger via reworks and recompletions within Richfield’s scalable properties located within the Central Kansas Uplift.  The work program, consisting of the rework/recompletion of 17 wells has commenced, with 3 rigs presently running. Management anticipates Richfield will complete the project by the end of the third quarter of 2014. Beyond the completion of the work program associated with the aforementioned $2.0 million loan, subject to the completion of the proposed merger, management expects to allocate meaningful future capital to fully exploit the post-merger company’s Kansas drilling inventory of 95 drilling, behind pipe, salt water disposal, offset and rework/recompletion opportunities in the Arbuckle formation (57 new drilling, 38 recompletions), as well as unbooked horizontal Mississipian locations.

About Stratex Oil & Gas Holdings, Inc.

Stratex Oil & Gas Holdings, Inc. is an independent energy company focused on the acquisition and subsequent organic exploitation and development of operated crude oil properties within its core South Texas acreage located in the Eagle Ford Shale play, as well as smaller operated and non-operated working interests in North Dakota and Montana. Stratex is fully committed to the creation of long term value for all of its stakeholders. For more information visit: http://www.stratexoil.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between Stratex and Richfield, Stratex and Richfield will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a Stratex registration statement on Form S-4 that will include a proxy statement of Richfield that also constitutes a prospectus of Stratex, and a definitive joint proxy statement/prospectus will be mailed to shareholders of Richfield.  INVESTORS AND SECURITY HOLDERS OF STRATEX AND RICHFIELD ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Stratex or Richfield through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Stratex will be available free of charge on Stratex' website at www.stratexoil.com.  Copies of the documents filed with the SEC by Richfield will be available free of charge on Richfield's website at www.richfieldoilandgas.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Stratex and Richfield, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Stratex' and Richfield's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as "may", "believe," "anticipate," "could", "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "forecast(s)", "positioned," "strategy," "outlook" and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Stratex' ability to achieve the synergies and value creation contemplated by the proposed transaction; Stratex' ability to promptly, efficiently and effectively integrate Richfield's operations into those of Stratex; and the diversion of management time on transaction-related issues.  Additional information concerning these and other factors can be found in Stratex' and Richfield's respective filings with the SEC, including their most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Stratex and Richfield assume no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contact:
Investor Relations:

Derek Gradwell
MZ Group
SVP, Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us